UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2020, LivaNova PLC (the "Company") issued a press release announcing financial results for the third quarter ended September 30, 2020. The Company will host a business update conference call and webcast today, October 29, 2020, at 12 p.m. London time (8 a.m. Eastern Time), during which the Company will discuss the financial results. The conference call will be available to interested parties through a live audio webcast and accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. A copy of the Company’s press release is furnished as Exhibit 99.1 on this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, the Company announced that Chief Financial Officer (“CFO”) Thad Huston will leave his position by October 31, 2020 and will depart from the Company at the end of his contractual notice period. Mr. Huston’s departure is not related to any disagreement with the Board or management team and is not connected to the Company’s financial reporting or controls. Alex Shvartsburg, 50, Corporate Vice President of Financial Planning and Analysis and the International Region, has been appointed interim CFO, effective upon the departure of Mr. Huston. The Company has retained an external search firm and has commenced the search for a new CFO.

During his time at LivaNova, Mr. Shvartsburg has led several key initiatives, including the acquisition and integration of TandemLife and most recently, spearheading cost reduction efforts. Prior to joining LivaNova in 2017, Mr. Shvartsburg was CFO and COO of Caligor, a private equity-backed clinical services organization, where he held responsibility for Finance, Operations, Human Resources and Information Technology functions. Previously, he held finance leadership roles including CFO of the Genetic Sciences division at Thermo Fisher Scientific and Senior Finance Director at Life Technologies, and for over twenty years, Mr. Shvartsburg held a series of finance roles of increasing responsibility within Johnson & Johnson. In connection with his assumption of the interim CFO role, Mr. Shvartsburg will receive an additional monthly stipend of £5,000 per month to continue until the last day of the month in which a permanent CFO commences employment with the Company and effective December 15, 2020 (the “Grant Date”), a restricted stock unit award with a value of $150,000 with the number of units determined by dividing $150,000 by the Closing Price (as defined in the Plan) and rounding down to the nearest full unit, with twenty-five (25%) of the units to vest on each of the first four anniversaries of the Grant Date.

Mr. Shvartsburg does not have any family relationships with any executive officer or director of the Company or its affiliates. There are no arrangements or understandings with the Company, or any other persons, under which Mr. Shvartsburg was elected to serve as an officer of the Company. He is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

During Mr. Huston’s contractual notice period of 12 months, he will receive normal remuneration and benefits as required under his Service Agreement, including his annual bonus for fiscal year 2020 in accordance with the terms of the Short-Term Incentive Plan. He will not qualify for any bonus for fiscal year 2021. All outstanding equity awards previously granted to Mr. Huston will continue to vest during the notice period, and no further equity awards will be awarded. In addition, Mr. Huston will receive a severance payment in the amount of £250,000, relocation assistance up to a maximum of £100,000, and professional tax assistance for the preparation and filing of his returns for the 2021 US tax year and 2020/2021 and 2021/2022 UK tax years.

A copy of the Company’s press release related to the foregoing matters is attached hereto as Exhibit 99.1 The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

(d)    Exhibits.

Exhibit	Description

99.1	LivaNova Press Release dated October 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: October 29, 2020	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Senior Vice President & General Counsel

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